UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 19, 2018

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Amendments

On November 19, 2018, two wholly-owned subsidiaries of On Deck Capital, Inc. (the “Company”) further amended their respective asset-backed revolving debt facilities to extend their previously scheduled expiration dates as described below. The purpose of the extensions is to allow the respective parties additional time to negotiate mutually agreeable longer-term arrangements.

PORT Facility

The existing $200 million asset-backed revolving debt facility (consisting of $125 million of Class A commitments, with the Class A Lenders having the ability to, in their sole discretion and on an uncommitted basis, make additional Class A loans of up to $75 million, the “PORT Facility”) was further amended (the “PORT Amendment”) to modify the Credit Agreement, dated as of December 8, 2016, by and among Prime OnDeck Receivable Trust II, LLC, a wholly-owned subsidiary of the Company, as Borrower, the Lenders party thereto from time to time, Credit Suisse, AG, New York Branch, as Administrative Agent for the Class A Lenders, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent.

The PORT Amendment extended the revolving commitment period of the PORT Facility to March 8, 2019. The PORT Amendment did not alter or modify the Company's option to prepay without premium, penalty or additional fee, any amounts owing under the PORT Facility.

The foregoing description of the PORT Amendment does not purport to be complete and is qualified in its entirety by reference to the PORT Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2018.

RAOD Facility

The existing $119.7 million asset-backed revolving debt facility (the “RAOD Facility”) was further amended (the “RAOD Amendment”) to modify the Third Amended and Restated Credit Agreement, dated as of December 15, 2017, by and among Receivable Assets of OnDeck, LLC, as Borrower, the Lenders party thereto from time to time, SunTrust Bank, as Administrative Agent for the Lenders, and Wells Fargo Bank, N.A., as Paying Agent and as Collateral Agent.

The RAOD Amendment extended the revolving commitment period of the RAOD Facility to December 31, 2018. The RAOD Amendment did not alter or modify the Company's option to prepay without premium, penalty or additional fee, any amounts owing under the RAOD Facility.

The foregoing description of the RAOD Amendment does not purport to be complete and is qualified in its entirety by reference to the RAOD Amendment, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority regarding the possible longer-term extension of the two asset-backed revolving credit facilities described in this report. Forward-looking statements are neither historical facts nor assurances of future performance.  They are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside the Company's control. Therefore, you should not rely on any of these forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from current expectations. Factors that could cause or contribute to actual results differing from these forward-looking statements include risks relating to the failure of the parties to agree to further extensions of the existing facilities on terms similar to the existing terms, on other terms acceptable to the Company or at all, and other risks, including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file with the Securities and Exchange Commission from time to time which are or will be available on the Commission's website at www.sec.gov. Except as required by law, the Company undertakes no duty to update the information in this report.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2018	On Deck Capital, Inc.

/s/ Cory R. Kampfer
Cory R. Kampfer Chief Legal Officer